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                                                               EXHIBIT 10.22


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                             STOCKHOLDERS AGREEMENT

                                  BY AND AMONG

                       COMMUNITY HEALTH CARE OF ILLINOIS,

                          MANAGED CARE SOLUTIONS, INC.

                                       AND

                    COMMUNITY HEALTH CHOICE OF ILLINOIS, INC.

                                 APRIL 18, 1996


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                                TABLE OF CONTENTS

Section                                                                                                        Page
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
1.       DEFINITIONS............................................................................................  2
         a.       Agreement.....................................................................................  2
         b.       Authorized Officer............................................................................  2
         c.       Bankrupt or Insolvent.........................................................................  2
         d.       Class A Directors.............................................................................  3
         e.       Class B Directors.............................................................................  3
         f.       Code..........................................................................................  3
         g.       Corporate Acceptance Period...................................................................  3
         h.       Corporation...................................................................................  4
         i.       Fair Market Value.............................................................................  4
         j.       Management Agreement..........................................................................  4
         k.       MCS Class B Shares............................................................................  4
         l.       Offer to Sell.................................................................................  4
         m.       Organizational Documents......................................................................  5
         n.       Preorganizational Expenses....................................................................  5
         o.       Shares........................................................................................  5
         p.       Stockholder...................................................................................  5
         q.       Stockholder Acceptance Period.................................................................  5
         r.       Subordinated Promissory Note..................................................................  5
         s.       Transferor....................................................................................  6
         t.       Valuation Date................................................................................  6
         u.       Value Per Share...............................................................................  6

2.       ALL CAPITAL STOCK AFFECTED.............................................................................  6

3.       RESTRICTION ON TRANSFER................................................................................  6

4.       VOLUNTARY TRANSFER.....................................................................................  7

5.       INVOLUNTARY TRANSFER...................................................................................  7
         a.       Termination of Management Agreement Based On MCS' Fraud or Willful Misconduct.................  7
         b.       Bankruptcy or Insolvency of a Stockholder.....................................................  8
         c.       Termination of Interest for Cause.............................................................  8

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
6.       PURCHASE PROCEDURE.....................................................................................  9
         a.       Acceptance of Offer...........................................................................  9
         b.       Offers not Accepted........................................................................... 10
         c.       Determination of Purchase Price............................................................... 11
         d.       Terms of Closing.............................................................................. 12
         e.       Bona Fide Offer to Purchase Entire Interest in Corporation.................................... 12

7.       PURCHASE OPTION........................................................................................ 13

8.       REORGANIZATION, MERGER, CONSOLIDATION, OR SALE OF A SUBSTANTIAL PORTION OF THE ASSETS.................. 13
         a.       Merger, Consolidation or Sale of Assets....................................................... 13
         b.       Stock Dividend, Stock Split or Exchange of Stock.............................................. 13

9.       ENDORSEMENT OF STOCK CERTIFICATES...................................................................... 14

10.      MANAGEMENT OF THE CORPORATION.......................................................................... 14
         a.       By-laws....................................................................................... 14
         b.       Election of Directors......................................................................... 14
         c.       Resignation as Director....................................................................... 15
         d.       Officers...................................................................................... 15
         e.       Management of the Corporation................................................................. 15
         f.       No Issuance of Additional Shares.............................................................. 15

11.      DISSOLUTION EVENTS..................................................................................... 16

12.      AUDITED FINANCIAL STATEMENTS........................................................................... 17

13.      CONFIDENTIALITY........................................................................................ 17
         a.       Treatment of Confidential Information......................................................... 17
         b.       Term of Confidentiality Obligation............................................................ 17
         c.       Confidential Information that Becomes Public.................................................. 18

14.      SPECIFIC PERFORMANCE................................................................................... 18

15.      REPRESENTATIONS OF EACH STOCKHOLDER.................................................................... 19

16.      PROVISIONS RELATING TO LOANS TO CORPORATION............................................................ 20

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
17.      NOTICES................................................................................................ 20

18.      TERM................................................................................................... 22

19.      INTEGRATION; AMENDMENT................................................................................. 22

20.      NO WAIVER.............................................................................................. 23

21.      SEVERABILITY........................................................................................... 23

22.      SUCCESSORS AND ASSIGNS................................................................................. 23

23.      CONFLICT WITH DOCUMENTS................................................................................ 23

24.      COSTS, FEES AND EXPENSES............................................................................... 24

25.      REGULATORY COMPLIANCE.................................................................................. 24

26.      GOVERNING LAW.......................................................................................... 24

27.      SECTION HEADINGS....................................................................................... 25

28.      COUNTERPARTS........................................................................................... 25

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                             STOCKHOLDERS AGREEMENT


         THIS AGREEMENT is made as of the 18th day of April 1996 by and among COMMUNITY HEALTH CARE OF ILLINOIS, an Illinois not-for-profit corporation ("CHCI"), and MANAGED CARE SOLUTIONS, INC., a Delaware corporation ("MCS"), each sometimes hereinafter individually referred to as a "Stockholder" and together referred to as the "Stockholders," and by each of them with Community Health Choice of Illinois, Inc., a Delaware corporation duly qualified to do business in Illinois (the "Corporation"). Stockholders and the Corporation are sometimes hereinafter collectively referred to as the "Parties.

                                 R E C I T A L S

         A. Contemporaneously with execution of this Agreement, CHCI is being issued in the aggregate 102 shares of the Corporation's Class A common stock, no par value (the "Class A Stock") and MCS is being issued in the aggregate 98 shares of the Corporation's Class B common stock, no par value (the "Class B Stock"), which is all of the issued and outstanding shares of capital stock of the Corporation.

         B. Stockholders deem it in their best interests and in the best interest of the Corporation to enter into this Agreement and to make provisions to protect the Corporation from interference by third parties in its management and operation, to maintain harmonious management and avoid conflict among them respecting the business and to insure continuity of management of the Corporation.

                                A G R E E M E N T

         NOW, THEREFORE, in consideration of the foregoing recitals and of the mutual obligations between and among Stockholders and the Corporation contained herein, the Parties hereby agree as follows:

         1. DEFINITIONS. As used herein, the following terms shall have the meanings ascribed to them in this Article 1:

         a.       Agreement. "Agreement" means this Stockholders Agreement.

         b. Authorized Officer. "Authorized Officer" means the president or chief executive officer of any corporate Stockholder and vice president or other officer duly authorized by the board of directors of such Stockholder to be an Authorized Officer under this Agreement.

         c. Bankrupt or Insolvent. "Bankrupt or Insolvent" means as it relates to any Stockholder, any of the following:

                  (1) The filing of an application of such Stockholder for, or a consent to, the appointment of a trustee of such Stockholder's assets, or the entry of an order, judgment or decree by any court of competent jurisdiction appointing a trustee of such Stockholder's assets, if such order, judgment or decree continues in effect for a period of 60 consecutive days;



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                  (2)      The filing by such Stockholder of a voluntary
         bankruptcy petition in any bankruptcy proceeding or a pleading in any court of record admitting in writing the inability to pay such Stockholder's debts as they come due;

                  (3) The filing against such Stockholder of a bankruptcy petition in any bankruptcy proceeding, if such petition has not been dismissed after a period of 60 consecutive days;

                  (4) The filing by such Stockholder of an answer admitting the material allegations of, or consenting to, or defaulting in answering a bankruptcy petition filed in any bankruptcy proceeding;

                  (5) The making by such Stockholder of a general assignment for the benefit of creditors; or

                  (6) The attachment of such Stockholder's shares of stock of the Corporation, if such attachment continues in effect for a period of 30 consecutive days.

         d. Class A Directors. "Class A Directors" means the Directors of the Corporation who shall have been elected from the slate of Directors nominated by the holder of the Class A Stock.

         e. Class B Directors. "Class B Directors" means the Directors of the Corporation who shall have been elected from the slate of Directors nominated by the holder of the Class B Stock.

         f. Code. "Code" means the Internal Revenue Code of 1986, as amended.


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         g.       Corporate Acceptance Period. "Corporate Acceptance Period"
means the 90-day period commencing six months after receipt by the Corporation of an Offer to Sell.

         h. Corporation. "Corporation" means Community Health Choice of Illinois, Inc., a Delaware corporation duly qualified to do business in Illinois, and any other corporation with which the Corporation is merged or consolidated.

         i. Fair Market Value. "Fair Market Value" means the fair market value under all the circumstances using commercially reasonable valuation standards, as shall be determined by a third party appraiser selected by both MCS and CHCI (or if no such appraiser can be agreed upon, then by an appraiser selected by an agreed upon third party, or if no such third party can be agreed upon, then by an appraiser selected by CHCI).

         j. Management Agreement. "Management Agreement" means the Management and Service Agreement of even date herewith between MCS and the Corporation relating to the business and affairs of the Corporation.

         k. MCS Class B Shares. "MCS Class B Shares" means all the shares of the Corporation's Class B Stock which are from time to time owned by MCS.

         l. Offer to Sell. "Offer to Sell" means the offer made (or deemed to have been made under the terms of this Agreement) to the Corporation and the other Stockholder by a Stockholder desiring to transfer or encumber any Shares pursuant to any applicable section of this Agreement which shall (other than a deemed Offer to Sell) be in writing and shall include the number of shares which the Transferor intends to sell, transfer or encumber, as the case may be, the name and address of the prospective purchaser, transferee or lienor, the terms of such sale,


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transfer or encumbrance, and a copy of any written agreement or other document setting forth the information herein required. The Offer to Sell shall be sent to the Corporation and to Stockholders in accordance with the notice provisions of this Agreement.

         m. Organizational Documents. "Organizational Documents" means the Certificate of Incorporation, By-laws, minutes of the organizational meetings of Stockholders and the Board of Directors of the Corporation, this Agreement and the Preorganizational Subscription Agreement.

         n.       Preorganizational Expenses. "Preorganizational Expenses" means
(1) documented expenses incurred by any Party prior to execution of this Agreement with respect to the organization of the Corporation or development of the business of the Corporation, and which are set forth in Exhibit A attached hereto and made a part hereof and (2) documented organizational expenses incurred after execution of this Agreement but prior to enrollment of members in the Corporation with respect to the organization of the Corporation or development of the business of the Corporation, and which are contained in the joint development budget attached hereto as Exhibit B attached hereto and made a part hereof.

         o. Shares. "Shares" means the shares of capital stock of any preference, class or series of the Corporation now or hereafter issued and outstanding.

         p. Stockholder. "Stockholder" means any person or entity owning from time to time any Shares and who is or becomes a party to this Agreement.

         q. Stockholder Acceptance Period. "Stockholder Acceptance Period" means the 75 day period commencing six months after receipt by the Corporation of an Offer to Sell.


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         r.       Subordinated Promissory Note. "Subordinated Promissory Note"
means the aggregate $2,000,000 principal amount Subordinated Promissory Note of even date herewith made by the Corporation in favor of MCS to evidence its indebtedness in respect of the loan by MCS made pursuant to Section 16 hereof.

         s. Transferor. "Transferor" means any Stockholder desiring to sell, convey, transfer or otherwise dispose of or encumber Shares or who is deemed to have made an Offer to Sell hereunder.

         t. Valuation Date. "Valuation Date" means the last day of the month preceding the month in which an Offer to Sell has been received or deemed to have been received.

         u. Value Per Share. "Value Per Share" means the quotient of X divided by Y, where:

                           "X" equals the Fair Market Value of the Corporation as of the Valuation Date; and

                           "Y" equals the number of issued and outstanding shares of Common Stock of the Company on a fully diluted basis as of the Valuation Date.

         2. ALL CAPITAL STOCK AFFECTED. All Shares now or hereafter owned or subscribed to by Stockholders, as well as any voting trust or other certificate representing such shares or a beneficial interest therein, shall be subject to the terms of this Agreement. The Corporation shall not issue any additional shares of capital stock to any person or entity not a party to this Agreement unless (a) such person or entity agrees in writing, prior to such issuance,


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with the Corporation and the other Stockholders to be bound as if an original signatory hereto and (b) the Corporation and the other Stockholders agree to such issuance.

         3. RESTRICTION ON TRANSFER. No Stockholder shall transfer or encumber any Shares that may now or hereafter be owned by such Stockholder, except in accordance with the provisions of this Agreement; provided, however, that Stockholders owning in the aggregate 100% of the Shares may agree in writing to waive this restriction.

         4. VOLUNTARY TRANSFER. Absent prior written consent of all Stockholders, if any Stockholder desires to sell, convey, transfer or otherwise dispose of or encumber such Stockholder's Shares under any circumstances either by way of operation of law, gift, assignment, pledge or hypothecation, such Stockholder shall first make an Offer to Sell such Stockholder's Shares. Notwithstanding anything to the contrary contained herein, a Stockholder may pledge or hypothecate such Stockholder's Shares without the consent of the other Stockholders if the pledgee or lienholder agrees that, in the event the pledged Shares are foreclosed upon, such pledgee or lienholder shall offer to sell such Shares to the other Stockholders and the Corporation in accordance with Section 6 hereof. Acceptance of the offer, the form and amount of purchase price, the other terms and conditions of the closing of such purchase and survival of the offer will be governed by the terms and conditions set forth in Section 6 of this Agreement.

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         5.       INVOLUNTARY TRANSFER.

                  a. Termination of Management Agreement Based On MCS' Fraud or Willful Misconduct. In the event that the Management Agreement with MCS shall be terminated by CHCI based on the fraud or willful misconduct of MCS, MCS shall be deemed to have made an Offer to Sell any and all of the Shares then owned MCS. Acceptance of the offer, the form and amount of purchase price, the other terms and conditions of the closing of such purchase and survival of the offer will be governed by Section 6 hereof and such terms and conditions shall be applied as if MCS made an Offer to Sell as of the date that the Management Agreement shall have ceased to have been in full force and effect.

                  b. Bankruptcy or Insolvency of a Stockholder. If any Stockholder shall become Bankrupt or Insolvent and as a result of such insolvency proceeding, a court ordered sale or other transfer of Shares of a Stockholder is required, then and only in such event, such Stockholder shall be deemed automatically to have made an Offer to Sell all of such Stockholder's Shares and shall send a written notice to the Corporation and to the other Stockholders setting forth the circumstances of the bankruptcy or insolvency. Acceptance of the offer, the form and amount of purchase price, the other terms and conditions of the closing of such purchase and survival of the offer will be governed by the terms and conditions set forth in Section 6 of this Agreement and such terms and conditions shall be applied as if Stockholder had made an Offer to Sell as of the date of the occurrence of the bankruptcy or insolvency.


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                  c.       Termination of Interest for Cause. In the event that
all of either the Class A Directors or the Class B Directors vote at a meeting of the Board of Directors in favor of a finding that MCS or CHCI, respectively, has:

                           (1) Acted in a manner inconsistent with its fiduciary obligations to the Corporation set forth in Article XIII of the By-laws;

                           (2) Failed to appoint Directors when required to do so hereunder or under the other Organizational Documents;

                           (3) Committed an illegal act or engaged in conduct which reasonably may be deemed illegal or prejudicial to the continuation of the business and affairs of the Corporation, if it is determined that such illegality or prejudice is reasonably deemed not correctable;

                           (4) Does not at all times maintain minimum general or professional liability insurance coverage required under the terms of the Management Agreement; or

                           (5) Failed to make any additional capital contribution approved by the Board in accordance with the By-laws,

then MCS or CHCI, as applicable, shall be deemed to have made an Offer to Sell any or all of its Shares. Acceptance of the offer, the form and amount of purchase price, the other terms and conditions of the closing of such purchase and survival of the offer will be governed by Section 6

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hereof and such terms and conditions shall be applied as if MCS or CHCI, as applicable, made an Offer to Sell as of the date of the vote of such Directors in favor of the foregoing finding.

         6.       PURCHASE PROCEDURE.

                  a. Acceptance of Offer. Except as otherwise expressly provided in this Agreement, an Offer to Sell shall be accepted as follows:

                           (1) By Stockholder. Pursuant to an Offer to Sell, the remaining Stockholder may, at its option, within Stockholder Acceptance Period, elect to purchase some or all of the offered Shares. Stockholder shall exercise this election to purchase by notice thereof to the Transferor and the Corporation, specifying the number of shares which the remaining Stockholder is willing to purchase and a date for the closing of the purchase which shall not be more than 30 days after the date of the giving of such notice.

                           (2) By Corporation. If the remaining Stockholder does not purchase all of the Shares offered by the Transferor pursuant to an Offer to Sell by the expiration of Stockholder Acceptance Period (or within the period specified in such purchase notice), the Corporation may, at its option within the Corporate Acceptance Period, elect to purchase the Shares offered by the Transferor and not purchased by the remaining Stockholder. The election shall be exercised by written notice thereof to the Transferor specifying the number of Shares which the


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                  Corporation is willing to purchase and a date for closing of the purchase, which date shall not be more than 30 days after the date of the giving of such notice.

                  b. Offers not Accepted. If the Offer to Sell is not accepted by the Parties, or in the event the aggregate total of acceptance by the purchasing Parties is for less than the number of the Shares offered, the Transferor may make a sale or transfer of all of the Shares which are the subject of the Offer to Sell to the prospective transferee named in the Offer to Sell and in strict accordance with the terms therein stated, provided that in connection with any sale, such sale shall be consummated as follows:

                           (1) Such Shares shall be transferred to the prospective purchaser within 30 days after the expiration of the Corporate Acceptance Period;

                           (2) Such transferee shall agree in writing, prior to such transfer, with the Corporation and Stockholders to be bound by all the terms and provisions of this Agreement as though such transferee were an original signatory hereto; and

                           (3) Such transferee shall comply with the requirements of Section 6.d. below.

If the Transferor shall fail to make such sale within 30 days following the expiration of the Corporate Acceptance Period, the Shares offered shall again become subject to all the restrictions of this Agreement.

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                  a.       Determination of Purchase Price.

                           (1) Except as otherwise provided in this Agreement, the Corporation and each Stockholder agree that the purchase price per Share sold and purchased pursuant to this Agreement shall be (i) in the case of an Offer to Sell based upon a bona fide offer from a third party, not affiliated with the Transferor, the price offered by the prospective purchaser named in the Offer to Sell or (ii) in the case of an Offer to Sell pursuant to Section 5.a. hereof, seventy-five percent (75%) of the Value Per Share or (iii) in all other cases, the Value Per Share. The Value Per Share determined pursuant to
                  Section 1 of this Agreement shall be binding and conclusive upon all Parties and the expenses of such determination shall be borne by the Corporation. The Corporation and Stockholders may at any time and from time to time by a written agreement supersede the valuation provisions of this Subsection 6.b.(1) by agreeing among themselves to a specified value per share which shall govern purchases hereunder for the time period specified in such written agreement.

                           (2) Notwithstanding anything to the contrary contained in this Agreement, with respect to an Offer to Sell made or deemed to have been made solely pursuant to Section 5.b., Stockholder shall have the right to seek and obtain, within the first six months following such Offer to Sell, a bona fide offer from a third party not affiliated with such Stockholder. In the event such a third

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                  party offer is received by and is acceptable to such
                  Stockholder within such six month period, the provisions of this Section as they relate to a proposed voluntary transfer of Shares pursuant to Section 4 shall apply (and not the provisions of Section 5.b. hereof).

                  b. Terms of Closing. The following terms and conditions shall apply to each purchase and sale of the Shares:

                           (1) The purchase price for Shares sold and purchased pursuant to this Agreement shall be paid in full by certified or bank cashier's check at the closing;

                           (2) Transferor shall deliver certificates representing the Shares duly endorsed to or at the direction of the purchaser thereof free and clear of all liens and other encumbrances; and

                           (3) Unless the prospective purchaser is already a Stockholder or is the Corporation, the prospective purchaser shall cause to be delivered such written evidence that the proposed transfer will not (a) violate applicable federal or state securities laws or (b) adversely affect the business or affairs of the Corporation, including obtaining or continuing applicable regulatory approvals and licenses, as counsel to the Corporation may reasonably require.

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                  c.       Bona Fide Offer to Purchase Entire Interest in
Corporation. Notwithstanding anything to the contrary contained herein, in the event any Stockholder receives a bona fide offer from a third party not affiliated with such Stockholder to acquire such Stockholder's Shares and such offer is acceptable to such Stockholder but contingent on the purchase by the third party of all the Shares of the Corporation, the other Stockholders shall be obligated to either (i) sell their Shares to the offeror upon the terms and conditions set forth in the Offer to Sell or (ii) purchase the Shares of the Transferor at a price equal to 110% of the price per share set forth in the Offer to Sell within 60 days from the date notice of such offer is received by Stockholders.

         2. PURCHASE OPTION. From and after the date which is seven (7) years after the date of execution of this Agreement, the Corporation shall have an option to purchase all, but not less than all, of the MCS Class B Shares at their aggregate Value Per Share. The Corporation may exercise its option to purchase the MCS Class B Shares by delivery of written notice to Stockholders making reference to the option granted under this Agreement and specifying the date upon which delivery of the MCS Class B Shares shall be made against payment in full of the purchase price therefor all in accordance with Section 6.d. hereof.

         3. REORGANIZATION, MERGER, CONSOLIDATION, OR SALE OF A SUBSTANTIAL PORTION OF THE ASSETS. This Agreement shall apply and extend to:

                  a. Merger, Consolidation or Sale of Assets. The stock of any corporation with which the Corporation is merged or consolidated without regard to which corporation is the

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
survivor and to shares which the Corporation may receive and distribute if it sells all or substantially all of its assets for shares.

                  b. Stock Dividend, Stock Split or Exchange of Stock. The shares of any class issued by the Corporation as a stock dividend or stock split of, or in exchange for, Shares subject to this Agreement, whether by way of reorganization, reclassification or other means and any options to purchase any shares of any class of capital stock which the Corporation is now or hereafter authorized to issue. The foregoing shall not limit, or be construed so as to limit, the general provisions of Sections 2 or 3 of this Agreement.

         4. ENDORSEMENT OF STOCK CERTIFICATES. Each certificate of capital stock of the Corporation and each voting trust or other certificate now or hereafter held by Stockholders shall be stamped on the face or back thereof with a legend in substantially the following form:

                                    "The shares represented by this Certificate
                  are held subject to a certain Stockholders Agreement and may not be transferred except in accordance with the terms thereof. A copy of Stockholders Agreement will be furnished by the Corporation upon request."


         5. MANAGEMENT OF THE CORPORATION. During the term of this Agreement and so long as CHCI and MCS are Stockholders of the Corporation, the affairs of the Corporation shall be managed as follows:


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
                  a. By-laws. Stockholders agree to vote all of their Shares against amending the By-laws of the Corporation as in effect as of the date of this Agreement, except as all of Stockholders may approve unanimously in writing.

                  b. Election of Directors. Stockholders agree to take such action as may be necessary or appropriate to cause the slate of Class A Directors nominated by CHCI, and the slate of Class B Directors nominated by MCS, to be elected as the sole Directors of the Corporation.

                  c. Resignation as Director. Stockholders agree that if a Stockholder voluntarily or involuntarily ceases to be a Stockholder of the Corporation, the Class A Directors, if CHCI ceases to be a Stockholder, or the Class B Directors, if MCS shall cease to be a Stockholder, shall automatically be deemed to have resigned as Directors of the Corporation and Stockholders further agree to vote all of their Shares to cause the resulting vacancy on the Board of Directors to be filled by the nominee of Stockholder, if any, who purchases all of the Shares formerly owned by the former Stockholder.

                  d. Officers. Through and including the date that is seven (7) years after the execution date of this Agreement, Stockholders agree to take such action as may be necessary or appropriate to cause the Chair of the Board of Directors of the Corporation to be the person as is designated from time to time by CHCI. Stockholders agree to take such action as may be necessary or appropriate to cause the Chief Executive Officer to be the person as is designated from time to time by the Board of Directors of the Corporation


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
                  e. Management of the Corporation. The conduct of the day-to-day business of the Corporation will be under the authority of the Chief Executive Officer, subject to the direction of the Board of Directors. In addition to matters requiring approval of the Board of Directors under applicable law and of the Stockholders under the Certificate of Incorporation, the taking of any Fundamental Action (as defined in Article III of the By-laws) shall require approval by not less than two-thirds (2/3) in number of the Board of Directors.

                  f. No Issuance of Additional Shares. Other than the 102 shares of the Class A Stock and the 98 shares of the Class B Stock, the Corporation shall not issue any shares of capital stock on or after the date of this Agreement without the prior written approval of each Stockholder.

         6. DISSOLUTION EVENTS. In the event that either (a) the Corporation shall fail to become licensed or qualified under Illinois law to provide managed care services at full risk on or before June 30, 1997 or (b) the Board of Directors shall send written notice of a Final Deadlock pursuant to
Section 3.13 of the By-laws, Stockholders shall vote all of their Shares and exert their best efforts to effect the orderly dissolution of the Corporation and distribution of its assets in accordance with applicable law and, to the extent consistent therewith, the assets of the Corporation on dissolution and wind-up shall be applied first to the expenses of the wind-up, liquidation and dissolution, including the right of the liquidator or liquidating committee to set up such cash reserves as it may deem reasonably necessary for any contingent or unforeseen liabilities or obligations of the Corporation, and thereafter all of the remaining assets of the Corporation shall be distributed in the following order:

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                 (1)      To all creditors, be they Stockholders or otherwise,
        in order of priority as provided by law; and

                 (2) The balance to the Stockholders based upon their percentage ownership in the Corporation; provided, however, that each Stockholder who shall have originally acquired Shares on the date of this Agreement shall have the option to acquire property previously contributed by such Stockholder or directly derived from property contributed or licensed to the Corporation by such Stockholder at its Fair Market Value. The non-interested Stockholder shall also have an opportunity for seven (7) days thereafter to acquire such property at such cost should the interested Stockholder not exercise its option within seven (7) days of the determination of Fair Market Value.

         7. AUDITED FINANCIAL STATEMENTS. Unless the Board determines not to have its financial statements audited, the Corporation shall cause the independent certified public accountants selected by the Board of Directors to prepare audited financial statements for the Corporation in accordance with generally accepted accounting principles consistently applied for each fiscal year of the Corporation. The Corporation shall cause its annual financial statements to be delivered to each Stockholder and Director of the Corporation within 120 days of the end of each fiscal year end of the Corporation.

         8.       CONFIDENTIALITY.

                  a. Treatment of Confidential Information. Except with the express written consent of the Board of Directors of the Corporation, no Party will disclose (or will permit any of its employees, affiliates, independent contractors or any other parties to disclose) in any manner Confidential Information received from or with respect to the other Parties to third parties except to affiliates and professionals retained by such party to review the Confidential Information (such as attorneys and accountants who are in the business of advising the Parties); provided, however, that all third parties to whom such Confidential Information is disclosed shall agree to be bound by the terms and conditions contained herein with respect to the confidential treatment of such Confidential Information.

                  b. Term of Confidentiality Obligation. The Parties' obligation not to use or disclose Confidential Information shall extend for a period of five years beyond the term of this Agreement or such greater period as agreed to by the Parties. Confidential Information furnished under the terms of this Agreement by any Party shall remain the property of the furnishing Party and shall, upon request (which may be at any time), be returned forthwith to the furnishing Party or be destroyed, together with all copies made whether by a Party or another to whom such information has been made available. Upon request, any Party will provide to the others a certificate as to the return or destruction of Confidential Information.

                  c. Confidential Information that Becomes Public. The obligation to maintain the confidentiality of Confidential Information shall not apply to information which as of the date hereof is in the public domain by publication or otherwise (unless publication is made by the Party required to maintain the Confidential Information as confidential). In the event any Party receives a request from any governmental authority to disclose any information resulting from the discussions and negotiations hereunder, such Party will promptly notify the other Parties of such request, prior to disclosure so that the Party may seek an appropriate protective order to take other protective action, or waive compliance with this Agreement. If in the absence of a protective order or waiver hereunder, the Party in the reasonable opinion of its legal counsel is required to disclose any Confidential Information or otherwise stand liable for contempt or suffer other penalty, the Party may disclose the Confidential Information provided, however, that the disclosing party (i) shall give the nondisclosing party written notice of the Confidential Information to be so disclosed as far in advance of its disclosure as is practicable, (ii) shall furnish only that portion of the Confidential Information which is legally required, and (iii) shall use best efforts to obtain an order or other reliable assurance that confidential treatment will be accorded to the Confidential Information.

         9. SPECIFIC PERFORMANCE. Each Party hereto acknowledges that it will be impossible to measure in money the damage to the other Party if a Party hereto fails to comply with the obligations imposed by this Agreement, that, in the event of any such failure, the other Party will not have an adequate remedy at law or in damages. Accordingly, each Party hereto agrees that injunctive relief or other equitable remedy, in addition to remedies at law or in damages, is the appropriate remedy for any such failure and will not oppose the granting of such relief on the basis that the other Party has an adequate remedy at law. Each Party hereto agrees that it will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with any other Party's seeking or obtaining such equitable relief. In addition to all other rights or remedies with which any Party hereto may have against any Party hereto who defaults in the performance of such Party's obligations under the Agreement, such defaulting Party shall be liable to the non-defaulting Party for all litigation costs and attorneys' fees incurred by the non-defaulting Party in connection with the enforcement of any of the non-defaulting Party's rights or remedies against the defaulting Party. Therefore, if any Party hereto shall institute any action or proceeding to enforce the provisions hereof, any person (including the Corporation) against whom such action or proceeding is brought hereby waives the claim or defense therein that there is an adequate remedy at law, and such person shall not urge in any such action or proceeding the claim or defense that such remedy at law exists.

         10. REPRESENTATIONS OF EACH STOCKHOLDER. Each Stockholder severally represents that (a) such Stockholder has the complete and unrestricted power and unqualified right to enter into and perform the terms of this Agreement, (b) this Agreement constitutes a legal, valid and binding agreement with respect to such Stockholder, enforceable against such Stockholder in accordance with its terms and (c) such Stockholder owns the number of Shares indicated in the Recitals to this Agreement, and has the sole and unrestricted voting power with respect to such Shares.

         11.      PROVISIONS RELATING TO LOANS TO CORPORATION.

                  a. Concurrently with the execution of this Agreement, MCS shall loan to the Corporation the principal sum of TWO MILLION AND NO 100THS DOLLARS ($2,000,000) in exchange for the execution and delivery by the Corporation to MCS of the Subordinated Promissory Note. In their sole discretion, Stockholders may agree in the future to loan additional monies to the Corporation at an interest rate not to exceed such Stockholder's cost of borrowing such funds, or if such funds are not borrowed, at such Stockholder's average cost of borrowing similar amounts for similar periods of time; provided, however, that the interest rate to be charged on such loans shall be approved in writing by the Board of Directors.

                  b. The Parties agree to conduct the business of the Corporation in good faith and in a manner so that the Corporation is expected to be in a position to pay the Subordinated Promissory Note in accordance with its terms on the dates set for such payment of the Subordinated Promissory Note either through available cash on hand or the borrowing capability of the Corporation.

         12. NOTICES. All notices, consents, requests, demands and other communications hereunder shall be in writing and shall be deemed duly given to any Party or parties (a) upon delivery to the address of the Party or parties as specified below if delivered in person or by courier or if sent by certified or registered mail (return receipt requested), or (b) upon dispatch if transmitted by telecopy or other means of facsimile transmission, in each case addressed as follows:

                            If to the Corporation:

                            Community Health Choice of Illinois Inc.
                            650 S. Clark Street,  Suite 300
                            Chicago, Illinois 60605
                            Attention:  Patsy Crawford
                            Telephone:  (312) 922-4501
                            Telecopier: (312) 922-6358

                            with a copy to:

                            Vedder, Price, Kaufman & Kammholz
                            222 North LaSalle Street
                            Chicago, Illinois  60601
                            Attn:       Anne M. Murphy and Drew J. Scott
                            Telephone:  (312) 609-7591
                            Telecopier: (312) 609-5005

                            If to CHCI:

                            Community Health Care of Illinois, Inc.
                            650 S. Clark Street,  Suite 300
                            Chicago, IL 60605
                            Attention:  Patsy Crawford
                            Telephone:  (312) 922-4501
                            Telecopier: (312) 922-6358

                            with a copy to:

                            Vedder, Price, Kaufman & Kammholz
                            222 North LaSalle Street
                            Chicago, Illinois  60601
                            Attn:       Anne M. Murphy and Drew J. Scott
                            Telephone:  (312) 609-7591
                            Telecopier: (312) 609-5005

                         If to MCS:

                         Managed Care Solutions, Inc.
                         2540 West Dunlop,  Suite 100
                         Phoenix, Arizona 85021
                         Attention:  Blaine Bergeson
                         Telephone:       (602) 943-5660
                         Telecopier:      (602) 943-5512

                         with a copy to:

                         Laird, Schneck, Linfors & Smyth
                         1440 East Missouri,  Suite 250
                         Phoenix, Arizona  85014
                         Attention:  Stephen Smyth
                         Telephone:       (602) _________
                         Telecopier:      (602) _________


         The parties hereto may designate such other address or telecopy number by written notice in the aforesaid manner.

         1. TERM. This Agreement shall continue to be in full force and effect so long as either (a) at least two Stockholders hold, directly or indirectly, Shares subject hereto or (b) the obligations of the Parties hereto have not been fulfilled.

         2. INTEGRATION; AMENDMENT. This Agreement and the other Organizational Documents collectively constitute the entire agreement and understanding among the Parties relating to the subject matter hereof and supersede all prior agreements, including without limitation that certain Term Sheet and Preorganizational Agreement dated as of March 29, 1996. This Agreement may not be modified, altered or amended except by an agreement in writing signed by an Authorized Officer of each of the Parties hereto.

         3. NO WAIVER. No Party's failure at any time or times hereafter to require strict performance by another Party of any provision of this Agreement shall waive, affect or diminish any right of such Party thereafter to demand strict compliance and performance therewith. None of the undertakings, agreements, warranties, covenants or representations contained in this Agreement shall be deemed to have been suspended or waived unless such suspension or waiver is by an instrument in writing by each affected Party and specifying such suspension or waiver is given pursuant to the requirements of this Section .

         4. SEVERABILITY. If any provision of this Agreement or the application thereof to any Party or circumstance is held invalid or unenforceable, the remainder of this Agreement and the application of such provision to other Parties or circumstances will not be affected thereby and the provisions of this Agreement shall be severable in any such instance.

         5. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the respective permitted successors and assigns of the Parties hereto. This provision, however, shall not be deemed to modify
Section 3 hereof.

         6. CONFLICT WITH DOCUMENTS. The provisions of the other Organizational Documents are incorporated in this Agreement by this reference thereto. Except as otherwise expressly provided by specific reference to the applicable provision of this Agreement, if any provision contained in this Agreement is in conflict with, or inconsistent with, any provision in the other Organizational Documents, the provision contained in this Agreement shall govern and control.

         7. COSTS, FEES AND EXPENSES. In accordance with this Agreement on or prior to the date hereof and thereafter upon demand by CHCI and/or the Corporation therefor, MCS shall pay or reimburse CHCI and/or the Corporation for and/or incur or assume up to SEVEN HUNDRED THOUSAND AND NO 100THS DOLLARS ($700,000.00) of Preorganizational Expenses. MCS acknowledges and agrees that the obligation to pay and cover the Preorganizational Expenses is a binding obligation regardless of whether the business of the Corporation is finalized or successful and that the enforceability of this provision survives termination or expiration of this Agreement.

         8. REGULATORY COMPLIANCE. Upon execution of this Agreement, MCS shall promptly and diligently seek to procure, by application, assignment or other appropriate means, all licenses and governmental approvals which may be necessary for the Corporation to conduct its business, including, without limitation, an HMO license and any other permits, licenses or certificates as may be required under any Illinois or federal law and/or regulation, and any other federal and state certifications necessary or appropriate to operate as a qualified HMO under the Illinois Medicaid program (or any successor program thereto).

         9. GOVERNING LAW. This Agreement and the other Organizational Documents shall be governed and controlled by the laws of the State of Delaware without regard to principles of conflict of laws.

         10. SECTION HEADINGS. Section headings used in this Agreement are for convenience only and shall not effect the construction or interpretation of this Agreement.

         11. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the day and date written above.

                               COMMUNITY HEALTH CARE OF
                               ILLINOIS, an Illinois not-for-profit
                               corporation



                               By:   Robert Klutts
                                   --------------------------------
                                   Its:  Chairman
                                        ---------------------------

                               MANAGED CARE SOLUTIONS, INC.,
                       a Delaware corporation


                               By:   Blaine Bergeson
                                   --------------------------------
                                   Its:    President and CEO
                                         --------------------------

                               COMMUNITY HEALTH CHOICE OF
                       ILLINOIS, INC., a Delaware corporation

                               By:   Robert Klutts
                                   --------------------------------
                                   Its:  Chairman
                                         --------------------------